Exhibit 99.2

EMERGENT BIOSOLUTIONS ANNOUNCES GROWTH PLAN THROUGH 2015

ROCKVILLE, MD, November 1, 2012—Emergent BioSolutions Inc. (NYSE: EBS) announced today a growth plan designed to advance the company's leadership position in the biodefense field and expand its product offerings in specialty pharma markets, thereby expanding revenues, growing net income and creating shareholder value.  Under the plan, the company has established the following key financial and operational goals to be achieved by year end 2015:
•	Generate annual product revenue of greater than $500 million;
•	Achieve a three-year (2012-2015) compound net income growth rate of greater than 15%; and
•	Secure diversified revenues from at least three marketed specialty products.

Daniel J. Abdun-Nabi, president and chief executive officer of Emergent BioSolutions, said, "Since becoming CEO of Emergent in April this year, my team and I have developed a growth plan in support of our vision of offering specialized products to healthcare providers and governments to address medical needs and emerging health threats.  This plan establishes the key drivers for how we intend to pursue growth and clearly defines our vision of our mid-term goals and the overall future direction of the company."

The core competencies that the company intends to build upon to support and enable achievement of the growth plan include:
•	The company's recognized leadership position in the biodefense field, which can be leveraged to advance its existing pipeline and to acquire new products for this specialty market;
•	The company's breadth and depth of resources and expertise in biologics manufacturing and advanced-stage product development;
•	The company's expertise and capabilities in government and NGO contracting and partnering; and
•	The company's experience and expertise in structuring and closing acquisition transactions.

The company will leverage these core competencies as it executes on the following core strategy:
1)	Acquire synergistic revenue generating products in biodefense and other specialty markets. This approach is designed to advance the company towards the achievement of the 2015 goals by:
•	increasing revenue through product acquisitions addressing specialty markets where existing capabilities can improve product performance and financial returns;
•	enhancing contributions to net income growth; and
•	providing product revenue diversification.

2)	Focus product development efforts on promising late-stage candidates. This approach is designed to advance the company towards the achievement of the 2015 goals by:
•	advancing only those programs that have achieved clinically important milestones that justify further research and development investments;
•	enhancing the value of development expenditures by focusing on products that have the potential for nearer term regulatory approval; and
•	minimizing early stage research and development costs that are not funded by third parties.

3)	Expand collaborations with third parties such as governments and NGOs. This approach is designed to advance the company toward the achievement of the 2015 goals by:
•	mitigating operational risk through the knowledge, capabilities and expertise provided by partners and collaborators; and
•	offsetting development expenditures through non-dilutive funding.

Continuing, Abdun-Nabi said, "With this plan, I see great opportunities ahead for the company, for our employees, for our customers and partners, and for creating shareholder value in the near- and long-term.  As we continue to build Emergent into a leading specialty pharmaceutical company, we remain committed to our mission – to protect life."

Conference Call and Webcast
The company will discuss the growth plan during the company's Q3 2012 financial results conference call, scheduled for 8:00 AM Eastern today.  The conference call is accessible by dialing 888-679-8037 or 617-213-4849 (international) and providing passcode 34805828.  A webcast of the conference call will be accessible from the company's website at www.emergentbiosolutions.com, under "Investors".  A replay of the conference call will be accessible, approximately two hours following the conclusion of the call, by dialing 888-286-8010 or 617-801-6888 and using the passcode 51609046.  The replay will be available through November 8, 2012.  The webcast will be archived on the company's website, www.emergentbiosolutions.com, under "Investors".

About Emergent BioSolutions Inc.
Emergent BioSolutions is a specialty pharmaceutical company seeking to protect and enhance life by offering specialized products to healthcare providers and governments to address medical needs and emerging health threats.  Additional information about us may be found at www.emergentbiosolutions.com.

Follow us on twitter: @emergentbiosolu.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, including our expected revenue growth and net income, and any other statements containing the words "believes", "expects", "anticipates", "intends", "plans", "estimates" and similar expressions, are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the company's actual results to differ materially from those indicated by such forward-looking statements, including appropriations for BioThrax® procurement; our ability to obtain new BioThrax® sales contracts; our plans to pursue label expansions and improvements for BioThrax®; our ability to identify and acquire or in license products and product candidates that satisfy our selection criteria; the potential benefits of our existing collaboration agreements and our ability to enter into selective additional collaboration arrangements; our ability to expand our manufacturing facilities and capabilities; the rate and degree of market acceptance and clinical utility of our products; the success of our ongoing and planned development programs; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; and our commercialization, marketing and manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.

###

Investor Contact:
Robert G. Burrows
Vice President, Investor Relations
301-795-1877
BurrowsR@ebsi.com

Media Contact:
Tracey Schmitt
Vice President, Corporate Communications
301-795-1800
SchmittT@ebsi.com